UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4707 Executive Drive

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

800-877-7210

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	LPLA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 28, 2025, LPL Financial Holdings Inc., a Delaware corporation (the “Company”), acting through its wholly owned subsidiary, LPL Holdings, Inc., a Delaware corporation (“LPL Holdings”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Gratitude Holdings, Inc., a Massachusetts corporation (“Gratitude”), Odd Couple, Inc., a Massachusetts corporation (“Odd Couple” and, together with Gratitude, the “Sellers”) and CFN Holding Company, LLC, a Massachusetts limited liability company (“Commonwealth”). The Purchase Agreement and the Transaction (as defined below) have been approved by the respective boards of directors or equivalent governing bodies of the Company, Commonwealth and each of the Sellers.

Transaction Overview. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Purchase Agreement, LPL Holdings will acquire from the Sellers all of the issued and outstanding interests of Commonwealth (the “Transaction”). As consideration for the Transaction, LPL Holdings will pay the Sellers $2.7 billion in cash (subject to certain customary adjustments) at the closing of the Transaction (the “Closing”) in accordance with the terms of the Purchase Agreement. Effective immediately prior to the Closing, each option to purchase a membership interest of Commonwealth issued under Commonwealth’s option plan (each, a “Commonwealth Option”) will accelerate and fully vest. At the Closing, each outstanding Commonwealth Option will, by virtue of the Transaction, be automatically cancelled and converted into the right to receive an aggregate amount equal to the portion of the estimated purchase price as set forth in the Purchase Agreement (subject to certain deductions and adjustments).

Financing of the Transaction. LPL Holdings currently anticipates financing this transaction with corporate cash, borrowings under its revolving credit facility and proceeds from potential issuances of debt and equity. In connection with entering into the Transaction, LPL Holdings has obtained committed financing to fund a portion of the purchase price pursuant to a commitment letter (the “Commitment Letter”) entered into on March 28, 2025, with Morgan Stanley Senior Funding, Inc., which provides commitments for a 364-day senior unsecured bridge loan facility (the “Bridge Facility”) in an aggregate initial principal amount of $2.6 billion, with such principal amount to be reduced by, among other things, the aggregate net cash proceeds received by the Company or any of its subsidiaries from certain debt or equity transactions, including underwritten public offerings. Loans under the Bridge Facility, if any, will be guaranteed by the Company. The funding of the Bridge Facility is contingent on the satisfaction of customary conditions, including (i) execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms set forth in the Commitment Letter and (ii) consummation of the Transaction.

Covenants, Representations and Warranties. In the Purchase Agreement, each of LPL Holdings, Commonwealth and the Sellers have made customary representations, warranties and covenants, and have agreed to use their reasonable best efforts to obtain all required governmental and regulatory consents and approvals subject to certain limitations. The representations and warranties set forth in the Purchase Agreement will expire upon the Closing. LPL Holdings has obtained a representations and warranties insurance policy pursuant to which LPL Holdings may obtain insurance recoveries for certain breaches of representations and warranties of Sellers or Commonwealth under the Purchase Agreement, subject to certain limitations and exclusions, the cost of which policy will be borne solely by LPL Holdings.

Conditions to the Transaction. The Closing is subject to certain conditions, including, among others, (a) the absence of laws judgments, orders or rulings by any governmental entity of competent jurisdiction preventing the completion of the Transaction or that make the completion of the Transaction illegal, (b) the receipt of specified governmental and regulatory consents and approvals and expiration of any mandatory waiting period related thereto, including the approval of the Financial Industry Regulation Authority, Inc. and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (c) the maintenance of a minimum level of regulatory net capital by Commonwealth’s registered broker-dealer entity, Commonwealth Equity Services, Inc., (d) subject to certain exceptions, the accuracy of representations and warranties with respect to LPL Holdings, Commonwealth and the Sellers and (e) compliance in all material respects by LPL Holdings, Commonwealth and the Sellers with their respective covenants contained in the Purchase Agreement.

Termination Rights. The Purchase Agreement contains certain termination rights by either LPL Holdings or the Sellers, including if the Transaction is not consummated by December 28, 2025, which date may be extended by 90 days if, on the applicable date, certain conditions to Closing have not been satisfied. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about LPL Holdings, Commonwealth or the Sellers. In particular, the representations, warranties, covenants and agreements contained in the Purchase Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, are subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On March 31, 2025, the Company issued a press release announcing the Transaction. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

In addition, on March 31, 2025, the Company posted a presentation to its website titled “Acquisition of Commonwealth Financial Network”. A copy of the presentation is furnished with this Form 8-K and attached hereto as Exhibit 99.2.

Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,”

“likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “continue,” and variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to: the ability of the parties to consummate the contemplated transaction in a timely manner or at all; the satisfaction or waiver of the conditions to closing the contemplated transaction, including the failure to obtain antitrust or other regulatory approvals and clearances; potential delays in consummating the contemplated transaction; the occurrence of any event, change or other circumstance or condition that could give rise to termination of the Purchase Agreement for the contemplated transaction; the intention to finance the Transaction with corporate cash, borrowings under LPL Holdings’ revolving credit facility and proceeds from potential issuances of debt and equity; the ability to consummate issuances of debt and equity, whether on terms acceptable to the Company or at all; the ability to satisfy the conditions necessary to fund the Bridge Facility; the ability to realize the anticipated benefits of the contemplated transaction; the ability to successfully integrate the businesses; the effect of the announcement or pendency of the contemplated transaction on the Company’s and its subsidiaries’ business relationships, operating results and business generally; significant transaction costs and unknown liabilities; and litigation or regulatory actions related to the contemplated transaction. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this Current Report on Form 8-K are made only as of the date of this Current Report on Form 8-K, and except as otherwise required by federal securities law, the Company does not assume any obligation nor does it intend to publicly update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. Further information on factors that could cause actual results to differ materially from the results anticipated by the Company’s forward-looking statements is included in the reports the Company has filed or will file with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. These filings, when available, are available on the investor relations section of the Company’s website at investor.lpl.com and on the SEC’s website at http://www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1*	Equity Purchase Agreement, dated as of March 28, 2025, by and among LPL Holdings, Inc., Gratitude Holdings, Inc., Odd Couple, Inc. and CFN Holding Company, LLC

99.1	Press release dated March 31, 2025 (“LPL Financial to Acquire Commonwealth Financial Network”)

99.2	Presentation dated March 31, 2025 (“Acquisition of Commonwealth Financial Network”)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

Dated: March 31, 2025	By:	/s/ Althea Brown
	Name:	Althea Brown
	Title:	Chief Legal Officer and Secretary